EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the quarterly report on Form 10-Q of Bemis Company, Inc. for the quarter ended March 31, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

/s/ Henry J. Theisen	/s/ Jerry S. Krempa
Henry J. Theisen, Chairman of the Board of Directors,	Jerry S. Krempa, Vice President
President and Chief Executive Officer	and Controller (principal financial and accounting officer)
May 2, 2014	May 2, 2014

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